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                                                                   EXHIBIT 23.12


     We consent to the incorporation by reference into amendment No. 1 to the registration statement on Form S-4 of National-Oilwell, Inc. of our report dated September 28, 1996 (except for Note 1 and Note 7 which are as of November 14,
1996) with respect to the financial statements of Vector Oil Tool Ltd. included in Amendment 2 to the report on Form 8-K dated November 18, 1996 filed by Dreco Energy Services Ltd. with the Securities and Exchange Commission.


Deloitte & Touche
Chartered Accountants

Edmonton, Alberta

August 13, 1997